As filed with the Securities and Exchange Commission on October 7, 1996
                                                Registration No. 33-94288

_______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      __________________________________
                        Post-Effective Amendment No. 1
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                       ________________________________


                          THE FIRST BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)

         6424 U.S. Highway 98, Suite A, Hattiesburg, Mississippi 39402
                                (601) 268-8998
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


        Mississippi                64-0862173                 6021
(State or Other Jurisdiction   (I.R.S. Employer    (Primary Standard Industrial
incorporation or organization) Identification No.)   Classification Code Number


                    Copies of all communications, including
                  copies of all communications sent to agent
                        for service, should be sent to:

          David E. Johnson                         Glenn W. Sturm
     The First Bancshares, Inc.         Nelson, Mullins, Riley & Scarborough
          P.O. Box 16496                          400 Colony Square
Hattiesburg, Mississippi 39404-6496                  Suite 2200
          (601) 268-8998                        1201 Peachtree Street
       (601) 268-8904 (fax)                    Atlanta, Georgia  30361
                                                   (404) 817-6000
                                                (404) 817-6050 (fax)


_______________________________________________________________________________
The Registrant's Offering was terminated on August 27, 1996. An aggregate of 721,848 shares were sold pursuant to the Offering. The remaining 278,152 shares of common stock are hereby deregistered.
_______________________________________________________________________________

                                  Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hattiesburg, State of Mississippi on the 24th day of September, 1996.

                                   THE FIRST BANCSHARES, INC.


                                   By:         /s/ David E. Johnson
                                                 David E. Johnson
                                       President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title               Date

  /s/ David Waldron Bomboy, M.D.        Director            September 24, 1996
     David Waldron Bomboy, M.D.


  /s/ E. Ricky Gibson                   Director            September 24, 1996
     E. Ricky Gibson


  /s/ John Hudson                       Director            September 24, 1996
     John Hudson


  /s/ David E. Johnson                  President,          September 24, 1996
     David E. Johnson                   Chief Executive
                                        Officer,
                                        Principal
                                        Financial
                                        Officer and
                                        Director

  /s/ Fred A. McMurry                   Director            September 24, 1996
     Fred A. McMurry


  /s/ Dawn T. Parker                    Director            September 24, 1996
     Dawn T. Parker


           *                            Director            September 24, 1996
     Perry Edward Parker


  /s/ Ted E. Parker                     Director            September 24, 1996
     Ted E. Parker


           *                            Director            September 24, 1996
     Dennis L. Pierce


  /s/ A.L. Smith                        Director            September 24, 1996
     A.L. Smith


  /s/ Andrew D. Stetelman               Director            September 24, 1996
     Andrew D. Stetelman


*By: /s/ David E. Johnson
     David E. Johnson
     Attorney-in-fact